Exhibit 10.2

COMMONWEALTH OF MASSACHUSETTS

OFFICE OF THE SECRETARY OF THE COMMONWEALTH

SECURITIES DIVISION

ONE ASHBURTON PLACE, 17TH FLOOR

BOSTON, MASSACHUSETTS 02108

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IN THE MATTER OF:	)
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PRUDENTIAL EQUITY GROUP, LLC,	)
Formerly Known As PRUDENTIAL SECURITIES	)	DOCKET NO. E-2003-075
INCORPORATED	)
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Respondent.	)
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CONSENT ORDER

This Consent Order (“Order”) is entered into by the Massachusetts Securities Division (“Division”) and Respondent Prudential Equity Group, LLC, formerly known as Prudential Securities Incorporated (“Respondent”) with respect to the administrative complaint (“Complaint”) filed against Respondent in which the Enforcement Section of the Division alleges that the Respondent has violated the Massachusetts Uniform Securities Act, M.G.L. c. 110A (“Act”) and the corresponding regulations promulgated thereunder (“Regulations”). This Order is the final settlement of those allegations set forth in the Complaint.

On August 28, 2006 Respondent submitted an Offer of Settlement (the “Offer”) for the purpose of disposing of only those allegations set forth in the Complaint. Solely for the purpose of settlement, the Respondent admits to the Division’s Statements of Fact set out in the Offer and consents to the entry of this Order. Therefore, the Division sets forth the following facts and legal conclusions:

I. JURISDICTION AND AUTHORITY

1. The Massachusetts Securities Division is a division of the Office of the Secretary of the Commonwealth with jurisdiction over matters relating to securities, as provided for by the Act.

2. The Act authorizes the Division to regulate: (a) the offers and/or sales of securities; (b) those individuals offering and/or selling securities; and (c) those individuals transacting business as registered agent-dealers and investment advisers within the Commonwealth.

3. The Division brings this action pursuant to the enforcement authority conferred upon it by Section 407A of the Act and M.G.L. c. 30A, wherein the Division has the authority to conduct an adjudicatory proceeding to enforce the provisions of the Act and all corresponding Regulations promulgated thereunder.

II. RESPONDENT

4. Prior to July 1, 2003, Prudential Securities Incorporated (“PSI”) was a wholly-owned broker-dealer subsidiary of Prudential Financial, Incorporated (“Prudential Financial”). Prudential Financial is a publicly-owned holding company traded on the New York Stock Exchange (“NYSE”). On July 1, 2003, PSI transferred the assets relating to its U.S. retail securities brokerage operations to a newly formed holding company, now named Wachovia Securities Financial Holdings, LLC (“WSFH”). Prudential Financial presently owns 38% of WSFH and Wachovia Corporation owns 62% of WSFH. Since July 1, 2003, PSI’s former U.S. retail securities brokerage business has operated as part of Wachovia Securities, LLC. Following the asset transfer, PSI converted from a stock corporation into a limited liability company and was renamed Prudential Equity Group, LLC (“PEG”). PEG is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) pursuant to Section 15(b) of the Securities

Exchange Act of 1934 and is a member of the National Association of Securities Dealers (“NASD”) and the NYSE. Prudential Financial continues to indirectly own 100% of the equity interest in PEG. PEG is a registered broker-dealer in Massachusetts, Central Registration Depository Number 7471, with a main business address of One New York Plaza, 15th Floor, New York, New York 10292-2015.

III. INITIATION OF FORMAL INVESTIGATION

5. In July of 2003, the Division received information from a former PSI registered agent alleging that certain registered agents of the PSI Boston branch office were engaged in market timing of mutual fund shares, PSI management knew of this activity, and PSI failed to take the necessary action to stop it.

6. These PSI registered agents included Martin Druffner, Skifter Ajro and Justin Ficken (the “Druffner Group”).

7. The former registered agent alleged that the Druffner Group made a multi-million dollar business out of trading in and out of mutual funds to make quick profits at the expense of long-term shareholders and on behalf of sophisticated clients, primarily large hedge funds.

8. The former registered agent further indicated that trades and exchanges were routinely placed by these PSI registered agents on a daily basis between 3:30 and 4:00 p.m.

9. The trading volume was so excessive that certain PSI operations employees were instructed to only work on putting these trades through.

10. The former registered agent also alleged that the market timers in the PSI Boston office were given preferential treatment including, re-assigned accounts, assistants and bonuses.

11. Furthermore, the former registered agent alleged that PSI management was not concerned with eliminating market timing at the Boston branch because of the revenue it generated.

12. Based on this initial information and evidence obtained by the Division regarding PSI’s Boston branch, on September 3, 2003 the Division forwarded PSI a subpoena duces tecum for records and authorized a formal investigation into PSI to determine whether certain business practices had violated provisions of the Act.

13. Beginning in at least September 1999 and continuing through at least June 2003 (“Relevant Time Period”), the Division uncovered that certain PSI Boston registered agents used deceptive trading practices to conceal their identities, and those of their customers, to evade mutual funds’ prospectus limitations on market timing.

IV. STATEMENTS OF FACT

A. PSI’s Knowledge of the Disruptive Impact of Market Timing

14. Prior to 1998, PSI did not have a formal market timing policy.

15. PSI understood that market timing and excessive short-term trading could make it difficult for fund managers to implement investment strategies.

16. In 1999, PSI registered agents were prohibited from market timing activity within the PruChoice product that PSI offered.

17. The market timing prohibition applied to all wrap fee programs and defined market timing to include more than one trade per quarter or more than four trades per year.

18. All large purchases and redemptions within the PruChoice product were carefully scrutinized by PSI, and the Druffner Group’s market timing accounts within the wrap products were terminated.

19. The policy did not apply to non-proprietary mutual funds unless they were purchased and sold in a wrap fee program.

B. PSI’s Obligations to Mutual Fund Companies

20. PSI settled its trades through the National Securities Clearing Corporation’s Fund/SERV system (“Fund/SERV”).

21. The degree of information that a mutual fund company received from PSI varied depending on the “networking level” chosen by PSI.

22. The information provided via Fund/SERV generally included, among other things, a financial adviser number identifying the registered agent(s) (“FA number”), the registered agent(s) name, the client’s account number, and the client’s name.

23. During the Relevant Time Period, certain mutual fund companies regularly sought PSI’s assistance to stop registered agents from market timing using, in part, the information received via Fund/SERV to identify the registered agent and/or client.

24. The mutual fund companies would submit written requests to PSI directing that a registered agent be stopped by either identifying the registered agent(s) by name or FA number, or by identifying the client by name or account number.

C. PSI’s Failure to Supervise the Boston Branch

25. Mutual fund companies identified registered agents within PSI, and specifically the Boston branch, as known market timers.

26. Mutual fund companies sent PSI numerous letters and e-mails advising that they would block certain registered agents from trading shares of mutual funds due to market timing activity or requesting PSI’s assistance in blocking such activity.

27. Despite these warning and/or termination letters, PSI registered agents, specifically members of the Druffner Group, engaged in a deceptive scheme and course of business to expand their hedge fund clients’ timing capacity in various mutual funds.

28. The Division has evidence that the Druffner Group acquired additional FA numbers, obtained multiple account numbers, utilized different tax identification numbers, and journaled money from one account to another in order to circumvent the mutual funds’ market timing defenses.

29. PSI branch management had the capability to stop the market timing activities of the Druffner Group, but failed to take the necessary action to adequately supervise the registered agents.

D. Failure to Prevent the Issuance of New FA numbers for the Purpose of Market Timing

30. Once a mutual fund company blocked a registered agent by FA number for market timing, one way to avoid the block was to trade with a different FA number.

31. Because mutual fund companies were trying to block the market timing trades of the Druffner Group, as identified by their FA numbers, the Druffner Group obtained multiple FA numbers to avoid detection.

32. Prior to June 2002, the Druffner Group could obtain new FA numbers by making an oral request to a PSI branch manager, administrative manager or directly to the commissions department.

33. Boston branch manager(s) approved and delegated approval for the issuance of new FA numbers for the Druffner Group.

34. In addition to individual FA numbers, all three members of the Druffner Group were issued a “Joint” FA number and used these “Joint” FA numbers to execute trades and avoid detection.

35. All three individual members of the Druffner Group were issued an “Also” FA number and used these “Also” FA numbers to execute trades and avoid detection.

36. On June 21, 2002, PSI issued a new policy for obtaining additional FA numbers, Joint FA numbers and “Also” FA numbers.

37. PSI required a “FA Production Number Request/Change Form” to be completed and a business rationale given for such a request.

38. The request for an additional FA number required approval from both the branch manager and the regional business manager.

39. Even after the new 2002 policy, the Boston branch manager approved and delegated approval for the issuance of new FA numbers for members of the Druffner Group.

40. The Division has evidence that the Druffner Group sought to obtain these additional FA numbers as a tool to conceal their identities as market timers.

41. The Druffner Group continued to obtain additional FA numbers by alleging that the new numbers were needed for commission splits.

42. However, at all times the overall commission split for the Druffner Group remained: Druffner 70%, Ficken 20% and Ajro 10% regardless of which FA number the group utilized for an account, an individual trade or an exchange.

43. The Druffner Group created their own pool of FA numbers with which to trade in direct violation and avoidance of the PSI policy that was intended to eliminate the use of multiple FA numbers to evade the mutual funds’ market timing police.

44. The Boston branch manager knew, or should have known, that the Druffner Group’s purpose for requesting new FA numbers was to further the market timing activity.

45. PSI did not make inquiries either during branch audits or at any other time as to the issuance of multiple FA numbers such as: the Ajro/Druffner number, the Druffner/Ajro number, the Druffner/Ficken number, the Ficken/Druffner number, the Ajro/Ficken number, the Ficken/Ajro number, the Druffner/Ficken/Ajro group number, the Druffner “Also” number, the Ficken “Also” number, or the Ajro “Also” number.

46. Moreover, PSI made no formal compliance inquiry into these matters and failed to prevent the Druffner Group from trading in violation of the trading limitations imposed by the mutual fund companies.

E. Failure to Prevent the Use of Different Branch Prefixes for the Purpose of Market Timing

47. The primary account prefixes at PSI’s Boston branch were OBB and 041.

48. Many mutual fund companies would initially only block the OBB and 041 prefixes associated with the Boston branch and the Druffner Group’s FA numbers.

49. The Druffner Group requested that their market timing clients’ accounts be established with different branch prefixes (other than the Boston branch’s primary prefixes), such as ERS, TMT, TMU, BTL, and ERE, to effectively expand the number of FA numbers at their disposal.

50. The use of branch prefixes other than OBB and 041 allowed the Druffner Group to multiply the number of available FA numbers and continue excessive short-term trading.

51. PSI received numerous market timing warning and termination letters from mutual fund companies identifying many of the multiple combinations of FA numbers associated with different branch prefixes utilized by the Druffner Group.

52. These communications expressed frustration with PSI registered agents for obtaining multiple FA numbers and the failure of PSI to curtail this activity.

53. PSI branch management was aware that the Druffner Group’s multiple FA numbers were used to circumvent mutual funds’ market timing restrictions.

54. Through the use of the multiple FA numbers, the Druffner Group was able to continue to engage in the market timing activity that the mutual fund companies sought to block.

55. Although certain mutual fund companies communicated their knowledge of the Druffner Group’s tactics to PSI, no formal compliance inquiry resulted.

56. The failure of PSI to take effective action after notification by mutual fund companies allowed the Druffner Group to continue violating mutual fund policies and procedures regarding market timing.

F. Failure to Prevent the Opening of New Accounts for the Purpose of Market Timing

57. If a mutual fund company blocked trading privileges by account number rather than FA number, the Druffner Group often set up new account numbers, journaled money to the new accounts and continued to execute market timing transactions within the new accounts until blocked.

58. The Druffner Group opened new accounts on a regular basis for hedge fund clients.

59. For example, one hedge fund client had approximately 80 different accounts opened by the Druffner Group.

60. The Division has evidence that most of these different accounts were established for the purpose of avoiding detection by mutual fund companies and continuing the market timing activity.

61. Maintaining a large number of accounts gave the Druffner Group the ability to trade after a mutual fund company blocked a particular account number for market timing activity.

62. The opening of new offshore and international hedge fund accounts required multiple approvals from PSI departments above the branch manager.

63. Regional and branch manager personnel did not question the Druffner Group as to the business rationale for opening so many accounts on behalf of one client, particularly in light of mutual fund companies’ warning and/or termination letters repeatedly shutting down account numbers previously opened.

64. In order to avoid suspicion, both internally at PSI and with the mutual funds’ market timing police, the Druffner Group advised clients to establish new accounts in a different name and, to the extent possible, utilize a different tax identification number for the new accounts.

65. This tactic served to prevent all the accounts from being identified as belonging to the same client, thereby hindering the mutual fund companies from successfully blocking the trading by the client name or a particular tax identification number.

66. While branch management continued to approve multiple account numbers for the Druffner Group, PSI continued to receive numerous warning or block letters from mutual fund companies specifically identifying the use of multiple account numbers by the Druffner Group’s clients.

G. Failure to Detect and Prevent the Journaling of Money Between Accounts

67. When a mutual fund company blocked one account, the Druffner Group would often journal the client’s money to another account to avoid detection by the market timing police and continue trading, at all times, despite notice from the mutual fund company to stop.

68. Boston branch managers routinely approved the journaling of money between client accounts for the Druffner Group, failing to recognize that the purpose of each request was to fund new accounts in order to avoid detection by the mutual fund market timing police.

69. PSI branch management knew that multiple account numbers were established for each of the Druffner Group’s hedge fund clients engaged in market timing and did not make a reasonable inquiry into the frequent journaling of money between those accounts.

H. Failure to Prevent Multiple Accounts Established Under Client Tax Identification Numbers

70. The Division has evidence that the Druffner Group recommended that hedge fund clients utilize different tax identification numbers and establish different account registrations in order to circumvent market timing restrictions.

71. The Druffner Group established multiple accounts for one client and, even though the accounts had the same tax identification number, each account would have a different account registration.

72. For example, a hedge fund client of the Druffner Group had one of its tax identification numbers associated with three different accounts, each with a different registration.

73. The Division has evidence that the Druffner Group facilitated the establishment of different account registrations utilizing the same or different tax identification numbers in order to circumvent market timing restrictions.

74. This served to prevent all the accounts from being identified as belonging to the same client, thereby hindering the mutual fund companies from successfully blocking the trading activity by the client.

75. PSI branch management failed to recognize that the Druffner Group was manipulating registrations to further the market timing activity.

76. Mutual fund companies made PSI aware that registered agents were engaged in this practice, yet PSI took no effective measures to stop it.

I. Failure to Detect and Prevent Trading Below Thresholds

77. While market timing can occur in any mutual fund, attention is drawn to a fund that experiences large and frequent transactions.

78. As a result, the Division has evidence that mutual fund companies established various thresholds for trades, which were dependent on the nature and size of a fund.

79. The mutual fund companies viewed trading at or above these thresholds as a “trigger” to identify potential market timing activity.

80. PSI branch management failed to detect a pattern by the Druffner Group of journaling money between multiple accounts of the same client in order to split transactions into dollar amounts that would fall below the mutual fund companies’ thresholds.

81. PSI branch management failed to identify a pattern employed by the Druffner Group to place multiple trades for one client below certain thresholds to avoid detection.

J. PSI’s Market Timing Policies

82. On November 15, 2000 PSI registered agents received a memo titled “New Policy on Market Timing Based Trading for Prudential Mutual Funds.” Market timing in wrap products was defined to be more than one round trip per quarter or more than four round trips per year.

83. According to the new 2000 PSI policy, market timing was prohibited in PruChoice, Target and Strategic Partners funds and stated: “We will continue to monitor excessive trading activity and may refuse purchase orders or exchanges into our Funds if any person, group or commonly controlled account as described in our Fund prospectuses.”

84. On January 8, 2003, PSI issued a market timing policy stressing “inappropriate timing activities will continue to be monitored by the product manufacturer.” (emphasis in the original)

85. PSI will comply with the manufacturer’s restriction requests and such restrictions “will be applied to all associated FA numbers, including joint and also numbers.” (emphasis in the original)

86. The January 2003 market timing policy also stated clearly:

i.	Cases involving multiple or subsequent notices, or attempted or actual circumventions of this policy will be reviewed by Law, Compliance and Risk Management for determination of appropriate disciplinary action(s). This includes any attempts to circumvent this policy through the use of manipulative techniques designed to avoid detection of certain trading activity by product manufacturers. For example, executing transactions through an “also” number or joint production number in order to conceal the identity of the Financial Advisor, or opening new accounts to conceal the identity of the client. Under any of these circumstances Financial Advisors will be subjected to disciplinary action(s) including, but not limited to, the following:

•	Commission forfeiture,

•	Issuance of a Memo of Education,

•	Issuance of a Memo of Caution,

•	Issuance of a Compliance Directive, and/or

•	Termination of Employment.

(emphasis in the original)

K. PSI Failed Effectively to Implement Policy Change

87. Notwithstanding the 2003 market timing policy, members of PSI’s mutual fund exchange desk were given no formal compliance training with respect to this or any other market timing policy.

88. The 2003 market timing policy was a continuation of PSI’s existing procedure regarding mutual fund companies’ requests to block market timing by registered agent FA number and/or by client account number.

89. PSI took the position that the duty of monitoring detection of market timing activities was the responsibility of the mutual fund companies in which the transactions occurred.

90. Certain of PSI branch management continued to approve additional FA numbers, new accounts for existing market timing clients, and the journaling of money between market timing accounts for the registered agents engaged in market timing activity.

91. At no time were any members of the Druffner Group, or any other PSI registered agents, subjected to any of the disciplinary actions set out in the 2003 policy.

92. The Division has evidence that the Druffner Group continued to engage in the acts and practices integral to their market timing strategy, yet prohibited by the 2003 policy.

93. PSI failed to implement an effective compliance inquiry into the acts and practices exhibited by the Druffner Group and failed to meaningfully implement the new market timing policy.

L. Failure to Supervise Market Timing Activity

94. PSI branch management is responsible for the conduct of its registered agents at the Boston branch and the supervision of the registered agents within that office.

95. Branch managers, regional business managers, risk and compliance personnel were made aware of the market timing practices by the Druffner Group.

96. While PSI implemented policies during the relevant time period, PSI branch management failed to effectively stop the market timing practices of the Druffner Group.

97. PSI branch management approved the Druffner Group’s requests for additional FA numbers, new account numbers, and the journaling of money that furthered the scheme by the registered agents to continue market timing.

98. As a result, Druffner became the largest producer at the Boston branch and one of PSI’s highest producing registered agents.

99. PSI branch management failed to prevent the Druffner Group from utilizing tactics such as those noted above, which allowed them to obscure their identities and conceal the identities of their clients.

100. PSI’s branch management failed to make reasonable inquiries in response to red flags and consequently failed to take corrective action allowing the clients of the Druffner Group to continue their market timing activity, which profited both the Druffner Group and PSI.

V. VIOLATIONS OF LAW

A. Count I: Violations of § 101

1. Section 101 of the Act states:

It is unlawful for any person, in connection with the offer, sale, or purchase of any security, directly or indirectly

(1) to employ any device, scheme, or artifice to defraud;

(2) to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or

(3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

2. Respondent violated Section 101 of the Act because PSI knowingly failed to detect the fraudulent scheme that Boston branch registered agents were engaged in to circumvent market timing controls for the benefit of the company and to the detriment of long-term shareholders.

3. The Respondent’s conduct as described above shows that the Respondent failed to reasonably supervise its registered agents and employees to assure compliance with this chapter.

B. Count II: Violations of § 204(a)(2)(G)

1. Section 204(a)(2)(G) of the Act states:

(a) The secretary may by order impose an administrative fine or censure or deny, suspend, or revoke any registration or take any other appropriate action if he finds (1) that the order is in the public interest and (2) that the applicant or registrant or, in the case of a broker-dealer or investment adviser, any partner, officer, or director, any person occupying a similar status or performing similar functions, or any person directly or indirectly controlling the broker-dealer or investment adviser:—

(G) has engaged in any unethical or dishonest conduct or practices in the securities, commodities or insurance business;

2. Respondent violated Section 204(a)(2)(G) of the Act because it failed to reasonably supervise its registered agents and employees thereby engaging in unethical and dishonest practices in the securities business.

C. Count III: Violations of § 204(a)(2)(J)

1. Section 204(a)(2)(J)of the Act states:

The secretary may by order deny, suspend, or revoke any registration if he finds (1) that the order is in the public interest and (2) that the applicant or registrant

(J) has failed reasonably to supervise agents, investment adviser representatives or other employees to assure compliance with this chapter;…

2. Respondent violated Section 204(a)(2)(J) of the Act because PSI failed to reasonably supervise the Druffner Group and failing to prevent its registered agents from utilizing tactics to obscure their identities and conceal the identities of their clients, which furthered the fraudulent market timing scheme.

D. Count IV: Violations of 950 CMR § 12.204(1)(a)(28)

1. 950 CMR § 12.204(1)(a)(28) states in pertinent part:

(1) Dishonest and unethical practices in the securities business.

(a) Broker-dealers. Each broker-dealer shall observe high standards of commercial honor and just and equitable principles of trade in the conduct of its business. Acts and practices, including, but not limited to the following, are considered contrary to such standards and constitute dishonest or unethical practices which are grounds for imposition of an administrative fine, censure, denial, suspension or revocation of a registration, or such other appropriate action:

28. Failing to comply with any applicable provision of the NASD Rules of Fair Practice or any applicable fair practice or ethical standard promulgated by the SEC or by a self-regulatory organization approved by the SEC.

2. NASD Conduct Rule 2110 provides:

A member, in the conduct of his business, shall observe high standards of commercial honor and just and equitable principles of trade.

3. IM-2310-2. Fair Dealing with Customers provides a guide describing some practices that violate the “responsibility for fair dealing” including among other things:

(3) Trading in Mutual Fund Shares

Trading in mutual fund shares, particularly on a short-term basis. It is clear that normally these securities are not proper trading vehicles and such activity on its face may raise the question of Rule violation.

4. NASD Conduct Rule 3010 provides in pertinent part:

Each member shall establish and maintain a system to supervise the activities of each registered agent and associated person that is reasonably designed to achieve compliance with applicable securities laws and regulations, and with applicable NASD Rules. Final responsibility for proper supervision shall rest with the member.

5. The Respondent violated NASD Rule 2110 and 950 CMR § 12.204(1)(a)(28) by failing to effectively prevent the fraudulent tactics utilized by the Druffner Group in furtherance of the market timing scheme.

6. The Respondent violated NASD Rule 3010 and 950 CMR § 12.204(1)(a)(28) by failing to detect and prevent the Druffner Group from engaging in a fraudulent scheme to market time; failing to have written supervisory procedures that adequately assured compliance with federal and state securities laws; failing to meaningfully enforce existing supervisory policies and procedures; and by failing to take reasonable corrective action in response to repeated warnings by mutual fund companies.

7. Accordingly, by failing to comply with 950 CMR § 12.204(a)(28) and the provisions of the NASD Conduct Rules, Respondent engaged in unethical or dishonest practices in the securities business.

E. Count V: Violations of 950 CMR §12.203(3)(a)

1. 950 CMR § 12.203(3)(a) states in pertinent part:

Each broker-dealer must comply with the supervision requirements set forth in the NASD’s Rules of Fair Practice.

2. The Respondent violated NASD Rule 3010 and 950 CMR § 12. 12.203(3)(a) by failing to detect and prevent the Druffner Group from engaging in a fraudulent scheme to market time; failing to have written supervisory procedures that adequately assured compliance with federal and state securities laws; failing to meaningfully enforce existing supervisory policies and procedures; and by failing to take reasonable corrective action in response to mutual fund company repeated warnings.

VI. ORDER

THEREFORE, it is hereby ORDERED, by Consent, as follows:

A.	The Respondent shall permanently cease and desist from violations of the Act.

B.	The Respondent shall pay an administrative fine in the amount of $5 million dollars. This sum shall be (1) paid within 10 business days of signing the Offer and deposited upon execution of the Division’s Order by the Hearing Officer; (2) made by United States postal money order, certified check, bank cashier check, bank money order or wire transfer; and (3) made payable to the Commonwealth of Massachusetts.

C.	The Respondent shall not seek or accept, directly or indirectly, reimbursement or indemnification, including, but not limited to any payments made pursuant to any insurance policy, with regard to all amounts that Respondent shall pay to the Division. Respondent further agrees that it shall not claim, assert, or apply for tax deduction or tax credit with regard to any state, federal or local tax for any penalty amounts that Respondent shall pay pursuant to the Division’s administrative fine.

D.	The Respondent shall, in addition to the payment of an administrative fine called for in Section (b) herein, pay disgorgement in the amount of $270 million dollars as part of a joint administrative settlement with the SEC and other civil regulators.

E.	The Respondent shall retain an independent distribution consultant (“Independent Distribution Consultant”), within 60 days of the entry of the final order of the SEC (“SEC Order”), acceptable to the staff of the SEC and the Division. The Independent Distribution Consultant will develop a distribution plan (“Distribution Plan”) to distribute fairly and proportionately the total disgorgement outlined in Section (d) above and Section IV.B. of the SEC Order dated August 28, 2006.

F.	Respondent shall be responsible for all costs and expenses associated with the development and implementation of the Distribution Plan for the distribution of the disgorgement ordered in Section (d) above and Section IV.B. of the SEC Order. Such costs and expenses shall include, without limitation (i) the compensation of a tax administrator for the preparation of tax returns and/or for seeking any Internal Revenue Service rulings; (ii) the payment of taxes; and (iii) the payment of any distribution or consulting services as may be reasonably required by the Independent Distribution Consultant. Respondent shall cooperate with the tax administrator to see that all tax payments are timely made, and all such tax payments shall be deposited in a Qualified Settlement Fund (as defined by 26 C.F.R. §1.468B-1(c)) upon notice from the tax administrator concerning the amount and the deadline for payment.

G.	Respondent shall cooperate fully with the Independent Distribution Consultant to provide all information requested for its review, including providing access to its files, books, records and personnel.

H.	The Independent Distribution Consultant shall develop a proposed Distribution Plan for the distribution of disgorgement as specified above in Section (d) above and Section IV.B. of the SEC Order, and any interest or earnings thereon, according to a methodology developed in consultation with and acceptable to the staff of the SEC and the Division.

I.	The Division does not object to the proposed procedural deadlines established by the SEC for the Independent Distribution Consultant to develop a proposed Distribution Plan for the distribution of the disgorgement amount as specified in the SEC Order to perform this analysis. For good cause shown, the staff of the SEC and the Division may alter any of the procedural deadlines set forth in the SEC Order.

J.	Any proposed Distribution Plan developed by the Independent Distribution Consultant pursuant to Section (d) above and the SEC Order shall be submitted simultaneously to the staff of the SEC and the Division.

K.	The Independent Distribution Consultant shall submit to Respondent, the staff of the SEC and the Division the proposed Distribution Plan no more than 180 days after the entry of the Order.

L.	The proposed Distribution Plan developed by the Independent Distribution Consultant shall be binding unless, within 210 days after the date of entry of the SEC Order, Respondent, the staff of the SEC, or the Division advises, in writing, the Independent Distribution Consultant of any determination or calculation from the Distribution Plan that it considers to be inappropriate and states in writing the reasons for considering such determination or calculation inappropriate.

M.	With respect to any calculation with which Respondent, the staff of the SEC, or the Division do not agree, such parties shall attempt in good faith to reach an agreement within 240 days of the entry of the SEC Order. In the event that Respondent, the staff of the SEC, and the Division are unable to agree on an alternative determination or calculation, the determinations of the Independent Distribution Consultant shall be included in the proposed Distribution Plan.

N.	Within 285 days of the date of entry of the SEC Order, the Independent Distribution Consultant shall submit the proposed Distribution Plan for the administration and distribution of disgorgement funds pursuant to the SEC’s Rules on Fair Fund and Disgorgement Plans, 17 C.F.R. § 201.1101, et seq., (Rule 1101 through Rule 1106). Following an SEC Order approving a final plan of distribution as provided in Rule 1104 (17 C.F.R. § 201.1104) of the SEC’s Rules on Fair Fund and Disgorgement Plans, the Independent Distribution Consultant shall take all necessary and appropriate steps to administer the final plan for distribution of disgorgement funds in accordance with the terms of the approved Distribution Plan.

O.

For the period of engagement and for a period of two years from completion of the engagement, the Independent Distribution Consultant shall not enter into any employment, consultant, attorney-client, auditing, or other professional relationship with Respondent, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such. Any firm with which the Independent Distribution Consultant is affiliated in performance of his or her duties under the SEC Order, or of which he/she is a member, and any person engaged to assist the Independent Distribution Consultant in the performance of his/her duties under the SEC Order, shall not, without prior written consent of the SEC and the Division, enter into any employment, consultant, attorney-client, auditing or other professional relationship with Respondent, or any of

Respondent’s present or former affiliates, directors, officers, employees, or agents acting in the capacity as such for the period of the engagement and for a period of two years after the engagement.

P.	This Order is not intended by the Massachusetts Securities Division to subject any Covered Person to any disqualifications under the laws of any state, the District of Columbia or Puerto Rico (collectively, “State”), including, without limitation, any disqualifications from relying upon the State registration exemptions or State safe harbor provisions. “Covered Person” means Respondent, or any of its officers, directors, affiliates, current or former employees, or other persons that would otherwise be disqualified as a result of the Orders (as defined below.).

Q.	The SEC Final Judgment, the NYSE Stipulation and Consent, the NASD Letter of Acceptance, Waiver and Consent, this Order and the order of any other State in related proceedings against Respondent (collectively, the “Orders”) shall not disqualify any Covered Person from any business that they otherwise are qualified, licensed or permitted to perform under the applicable law of the Commonwealth of Massachusetts and any disqualifications from relying upon this state’s registration exemptions or safe harbor provisions that arise from the Orders are hereby waived.

R.	The Orders shall not disqualify Respondent from any business that they otherwise are qualified or licensed to perform under applicable state law.

S.

If after the entry of this Order, the Respondent fails to comply with any of the terms set forth in the Division’s Order, the Enforcement Section may institute an action to have the Offer of Settlement and this Order declared null and void.

Upon issuance of an appropriate Order and after a fair hearing, the Enforcement Section may re-institute the action that had been brought against the Respondent.

WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH

By:	/s/ Diane Young-Spitzer
Diane Young-Spitzer
Presiding Officer
Massachusetts Securities Division
One Ashburton Place, 17th Floor
Boston, Massachusetts 02111

Issued: August 28, 2006